EXHIBIT 10.14

    EXECUTION COPY

        AMENDMENT NO. 1, WAIVER AND AGREEMENT dated as of January 29, 1999 (this "Amendment"), to the Credit Agreement dated as of June 30, 1998 ("Credit Agreement"), among American Commercial Lines LLC, a Delaware limited liability company (the "Borrower"), American Commercial Lines Holdings LLC, a Delaware limited liability company ("Holdings"), the lenders party thereto (the "Lenders") and The Chase Manhattan Bank, a New York banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent"), as security trustee and as collateral agent for the Lenders.

    A.  Mid-South Terminal Company LLC, a Tennessee limited liability company ("Mid-South") that is 50% owned by American Commercial Terminals-Memphis LLC, a Delaware limited liability company that is a wholly owned indirect Subsidiary of the Borrower ("ACT-Memphis"), intends to, or intends to cause one of its subsidiaries (together with Mid-South, the "Acquiror") to, acquire (the "Acquisition") all the capital stock of Tajon Holdings, Inc., a Pennsylvania corporation ("Tajon"), from the holders thereof (collectively, the "Seller"), for consideration consisting of (a) approximately $23,000,000 in cash (the "Cash Consideration") to be paid to the Seller on the date of closing of the Acquisition (the "Acquisition Closing Date") and (b) the assumption by the Acquiror on the Acquisition Closing Date of up to $16,000,000 in the aggregate of indebtedness of Tajon (the "Tajon Indebtedness"), of which approximately $10,000,000 is expected to be repaid on the Acquisition Closing Date (the "Refinanced Tajon Indebtedness").

    B.  Mid-South intends to borrow (a) a portion of the Cash Consideration, (b) funds to refinance the Refinanced Tajon Indebtedness and (c) funds to refinance approximately $6,500,000 of indebtedness of Mid-South on the Acquisition Closing Date from Bank One Kentucky, NA ("Bank One") and a group of other lending institutions to be arranged by Bank One (collectively with Bank One, the "Bank One Lenders"), pursuant to a credit agreement to be dated the Acquisition Closing Date (the "Bank One Credit Agreement") that Mid-South intends to, and intends to cause certain of its subsidiaries to, enter into, in each case, as borrowers (collectively, the "Bank One Borrowers"), with Bank One, as administrative agent and Bank One Lender, and the other Bank One Lenders party thereto.

    C.  The Bank One Credit Agreement will provide the Bank One Borrowers with (a) a term loan facility in an aggregate amount of up to $33,000,000 which is expected to be drawn on the Acquisition Closing Date, (b) a revolving credit facility in an aggregate amount of up to $5,000,000 which may be drawn from time to time and (c) a letter of credit in the amount of $5,400,000 that will be issued on the Acquisition Closing Date to the issuer of an existing letter of credit that supports certain of the Tajon Indebtedness.

    D.  Subject to the approval of this Amendment by the Required Lenders, the obligations of the Bank One Borrowers under the Bank One Credit Agreement will be secured by a pledge by ACT-Memphis (the "ACT-Memphis Pledge") of the securities evidencing its (a) limited liability interest in Mid-South and (b) general partnership interest in River Terminal Properties, L.P. ("River Terminal").

    E.  Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

    F.  The Borrower has requested that the Required Lenders waive Section 6.02 of the Credit Agreement to the extent necessary to permit the ACT-Memphis Pledge as set forth herein.

    G.  The Borrower has also requested that the Required Lenders agree to amend Section 5.04(e) of the Credit Agreement to reflect certain timing considerations associated with the internal approval process for its budget.

    H.  The Required Lenders are willing to so amend the Credit Agreement and to grant such waiver, in each case pursuant to the terms and subject to the conditions set forth herein.

    I.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

    In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

    SECTION 1.  Amendment.  Section 5.04(e) of the Credit Agreement is hereby amended by substituting the words "within 45 days after the start of each fiscal year" for the words "prior to the beginning of each fiscal year".

    SECTION 2.  Waiver.  The Required Lenders hereby waive compliance with the requirement in Section 6.02 of the Credit Agreement that neither the Borrower nor Holdings cause or permit any Subsidiary to create any Lien on any of its property or assets (including securities of any person) to the extent, but only to the extent, necessary to permit ACT-Memphis to pledge the securities evidencing its limited liability interest in Mid-South and its general partnership interest in River Terminal to the Bank One Lenders as collateral for, but only as collateral for, the obligations of the Bank One Borrowers under the Bank One Credit Agreement.

    SECTION 3.  Representations and Warranties.  The Borrower and Holdings each represents and warrants to the Administrative Agent and the Lenders that:

      (a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

    SECTION 4.  Conditions to Effectiveness.  This Amendment shall become effective as of the date first above written when (a) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct and (b) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.

    SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Holdings to a consent to, or a waiver, amendment, modification or other change of, any terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

    SECTION 6.  Credit Agreement.  Except as specifically amended or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended and waived hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

    SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    SECTION 8.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

    SECTION 9.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN COMMERCIAL LINES LLC,
By

Name:
Title:
AMERICAN COMMERCIAL LINES HOLDINGS LLC,
By

Name:
Title:
THE CHASE MANHATTAN BANK,
By

Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1, WAIVER
AND AGREEMENT
dated January 29, 1999

    To approve Amendment No. 1, Waiver and Agreement:

Name of Institution

by

Name: Title: